UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2009, Genoptix, Inc., a Delaware corporation (“Genoptix”) entered into a lease agreement with the Reynolds Family Trust (“Reynolds”), for approximately 44,000 square feet of office and laboratory space in Carlsbad, California. The six-year term of the lease commenced on June 1, 2009 (the “Effective Date”), and Reynolds has granted Genoptix an option to extend the term of the lease for an additional four-year term (the “Option Term”). Under the lease, the minimum monthly rent payable is approximately $44,000 during the first year of the lease, which will increase by three percent (3%) on each anniversary of the Effective Date during the six year term of the lease. In the event Genoptix chooses to extend the term of the lease beyond the initial six-year term, the minimum monthly rent payable will be increased to approximately $53,000 in the first year of the Option Term and will continue to increase by three percent (3%) on each anniversary of the Effective Date through the fourth year of the Option Term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: June 17, 2009	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel